As filed with the Securities and Exchange Commission on June 6, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Textura Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	26-1212370 (I.R.S. Employer Identification Number)

1405 Lake Cook Road
Deerfield, IL 60015
(847) 457-6500

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Patrick J. Allin
Chief Executive Officer
1405 Lake Cook Road
Deerfield, IL 60015
(847) 457-6500

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

David A. Schuette Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 (312) 782-0600	Christopher D. Lueking Latham & Watkins LLP 233 South Wacker Drive, Suite 5800 Chicago, IL 60606 (312) 876-7700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-187745

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered(1) (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock $0.001 par value per share	575,000	$15.00	$8,625,000	$1,177

(1)                                  Includes 75,000 shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.

(2)                                  The Registrant is registering 575,000 shares pursuant to this Registration Statement, which shares are in addition to the 5,175,000 shares registered pursuant to the Form S-1 Registration Statement (File No. 333-187745).

(3)                                  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Textura Corporation, a Delaware Corporation (the “Registrant”), is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-187745) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on April 5, 2013, and which the Commission declared effective on June 6, 2013.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 575,000 shares, 75,000 of which may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares of the Registrant’s common stock. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on this 6th day of June, 2013.

TEXTURA CORPORATION

By:	/s/ Patrick J. Allin
Name: Patrick J. Allin
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick J. Allin	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 6, 2013
Patrick J. Allin

*	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	June 6, 2013
Jillian Sheehan

*	Director	June 6, 2013
Gregory J. Besio

*	Director	June 6, 2013
Matthew J. Botica

*	Director	June 6, 2013
Edward K. Chandler

*	Director	June 6, 2013
David Habiger

*	Director	June 6, 2013
R. Michael Murray, Jr.

*	Director	June 6, 2013
General Peter Pace

Signature	Title	Date

*	Director	June 6, 2013
David G. Patterson

*	Director	June 6, 2013
Robert P. Wayman

*By:	/s/ Patrick J. Allin
Patrick J. Allin
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Mayer Brown LLP
23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of PricewaterhouseCoopers LLP
24.1*	Powers of Attorney

*                 Filed as part of the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-187745) filed with the Commission on April 5, 2013